UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Consent solicitation statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Consent solicitation statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Consent solicitation statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TESSCO Technologies Incorporated

(Name of Registrant as Specified In Its Charter)

Robert B. Barnhill, Jr.

UA 6-9-2016 Robert B. Barnhill, Jr. Rev Trust

RBB-TRB LLC

RBB-CRB LLC

Robert B Barnhill Jr & Janet W Barnhill Tr FBO Durkin Slattery Barnhill Trust

Janet W Barnhill Tr UA 6 9 2016 Janet W Barnhill Rev Trust

Winston Foundation, Incorporated

Emily Kellum (Kelly) Boss

J. Timothy Bryan

John W. Diercksen

Kathleen McLean

Donald Manley

(Name of Person(s) Filing Consent solicitation statement, if other than the Registrant)

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☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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Robert B. Barnhill, Jr. (“Mr. Barnhill”) and the other participants named therein filed a definitive consent solicitation statement and accompanying WHITE consent card with the U.S. Securities and Exchange Commission on October 14, 2020 to be used to solicit consents for, among other things, the removal and replacement of certain incumbent directors of TESSCO Technologies Incorporated (the “Company”).

On October 14, 2020, Mr. Barnhill launched a website to communicate with the stockholders of the Company. The website address is: www.SaveTESSCO.com. The following materials were posted by Mr. Barnhill to www.SaveTESSCO.com:

DISCLAIMER Robert B Barnh•ll Jr and the other Part1c1pants named below <collectively 'we') f1Led a defm1tive consent solicitation statement lthe "Definitive Consent Statement') and accompany•ng WHITE consent card w1th the US Securities and Exchange CommiSSIOn ('SEC'lon October 14 2:02:0 to solicit consents from stockholders of TESSCO Technologies Incorporated (the "Company')_ WE STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE CONSENT STATEMENT AND ANY OTHER MATERIALS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION THE DEFINITIVE CONSENT STATEMENT ALSO INCLUDES INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS THEREIN. The Definitive Consent Statement and any other materials filed with the SEC by the Participants are available at no charge on the SECs website at http.//wwwsec gov The part1c1pants m the sol1c1tat1on are Robert B Barnhill. Jr, UA 6-g-20t6 Robert B Barnhill_ Jr Rev Trust RBB-TRB LLC. a Maryland Liab1\1ty company. RBB-CRB LLC. a Maryland llm1ted Liability company. Robert B BarnhillJr & Janet w Barnhil!Tr FBO DurkinSlattery Barnh•Lt Trust Janet w BarnhiU Tr US 6 g 2:016 Janet w BarnhillRev Trust and Winston Foundation. Incorporated. a Maryland corporation.Donald Manley Emily Kellum(KellylBoss J. T1mothy Bryan. John w Oiercksen and Kathleen McLean(collectively_ the "Participants') Disclaimer The views expressed on th1s webs1te represent the opm1ons of the Participants We reserve the nght to change any of our op1mons expressed herein at any time The informat1on contamed m the documents and filings posted to this website is current only as of the date of such document or filing we disclaim any obligation to update the informationor opinions contamed on this website The materials on th1s website are not mtended to be. nor should they be construed as_ an offer to sellor a sol1c1tat1on of an offer to buy any secunty or a recommendation to buy or sellany secunty Certain information and statements made herein have beenderived or obtamed from filings made with the SEC and from other third-party reports The information conta1ned herem are based on assumptions that the Participants believe to be reasonable as of the date of the materials on this website_ but there can be no assurance or guarantee that actualresults or performance of the Company willnot d1ffer and such differences may be matenalAlthough the PartiCipants bel1eve the statements made in th•s website are substantially accurate in all materiarlespects and do not omit to state materialfacts necessary to make those statements not misleading the PartiCipants make no representation or warranty. express or implied. as to the accuracy or completeness of those statements or any other writtenor oral commun1cat1on 1t makes with respect to the Company and any other compames mentioned. and the Part1c1pants expressly d1scla1m any liability retatmg to those statements or commumcat1ons (or any 1naccurac1es or om•ssions thereml Th1s webs•te may contain Links to articles and/or videos <collectively "Medai')_ The view and opinions expressed in such Media are those of the author(s)/speakerlslreferenced or quoted in such Med1a and unless specifically noted otherwise_ do not necessarily represent the opm1ons of the Participants Cautionary Statement Regarding Forward-Look ng Statements This website may include forward-looking statements that reflect the

ABOUT US LATEST MATERIALSCONTACT We encourage shareholders to Save TESSCO by Consenting to Remove Five Directors and electing our highly qualified nominees Emiyl Kellum (Kely) Boss. J.Timothy Bryan. John W.Diercksen and Kathleen Mclean to the Board. TESSCO's Board of Directors Continues to Take Actions That Are Not in the Best Interest of Shareholders. The Only Way to Save TESSCO and Unlock its FullPotentialis Through Increased Boardroom Accountability.

SAVE TESSCO ABOUT US LATEST MATERIALS CO NTACT About Us Mr.Barnhillstarted TESSCO in 1975 and he held the role of CEO and Chairman of the Board until September 2016. Mr. Barnhillhas made the success of TESSCO his ife's work and he is deeply troubled by the signfiicant Loss of value that shareholders have experienced in recent years. Mr. Barnhillis committed to doing everything inhis power to ensure that TESSCO rebounds from its current state. definedby poor results.unacceptabel performance and a lack of proper board oversight and accountability.

SAVE TESSCO

ABOUT US LATEST MATERIALS CONTACT

Latest Materials

SEC Filing – October 14.2020

DEFC14A

SEC Filing – October 08.2020

PRRN14A

SEC Filing – October 05. 2020

PRRN14A

Press Release – September 28. 2020

Robert B. Barnhill. Jr. Files Preliminary Consent Solicitation Statement to Remove and Replace a Majority of TESSCO Technologies Incorporated's Directors

SEC Filing - September 25. 2020

DFAN14A

SEC Filing – September 25. 2020

SC 13D/A

SEC Filing - September 25. 2020

PREC14A

SAVE TESSCO

ABOUT US LATEST MATERIALS CONTACT



Contact Us

Investor and Media Inquiries:

Harkins Kovler, LLC for Mr. Robert B. Barnhill Jr. and the Barnhill Participants

SaveTESSCO@harkinskovler.com

+1 (800) 257-3995